UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED:  January 21, 2009

HELMERICH & PAYNE, INC.

(Exact name of registrant as specified in its charter)

State of Incorporation:  Delaware

COMMISSION FILE NUMBER 1-4221

Internal Revenue Service – Employer Identification No. 73-0679879

1437 South Boulder Avenue, Suite 1400, Tulsa, Oklahoma 74119

(918)742-5531

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information set forth in Item 2.03 of this report on Form 8-K with respect to the entry into the 364-Day Credit Agreement with Wells Fargo Bank, National Association is incorporated into this Item 1.01 by reference.

ITEM 2.03                                 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On January 21, 2009, Helmerich & Payne, Inc. (“Registrant”) and Helmerich & Payne International Drilling Co. entered into a 364-Day Credit Agreement with Wells Fargo Bank, National Association, as a Lender and Administrative Agent for a syndicate of other financial institutions.  The Credit Agreement provides for a $105 million unsecured credit facility (“Facility”).  All borrowings shall accrue interest at floating rates with required interest payments ranging from one to six months.  Financial covenants in the Facility restrict Helmerich & Payne, Inc. to a total debt to total capitalization ratio of less than 50 percent and earnings before interest, taxes, depreciation and amortization must be a minimum of three times consolidated interest expense on a rolling 12 month basis.  The Facility has a maturity date of January 20, 2010.  Borrowed funds are to be used for the prepayment of outstanding advances under the Registrant’s existing $400 million credit facility.

ITEM 9.01                                FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                         Exhibits

10.1                          364-Day Credit Agreement dated January 21, 2009, among Helmerich & Payne International Drilling Co., Helmerich & Payne, Inc. and Wells Fargo Bank, National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized the undersigned to sign this report on its behalf.

HELMERICH & PAYNE, INC.
(Registrant)

/s/ Steven R. Mackey
Steven R. Mackey
Executive Vice President

DATE: January 22, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	364-Day Credit Agreement dated January 21, 2009, among Helmerich & Payne International Drilling Co., Helmerich & Payne, Inc. and Wells Fargo Bank, National Association